Exhibit 99.1

INPIXON PRICES $18M PUBLIC OFFERING

PALO ALTO, CA, FEBRUARY 15, 2018 INPIXON (NASDAQ: INPX) (the “Company” or “Inpixon”), a leading indoor positioning and data analytics company, today announced the pricing of a public offering with anticipated gross proceeds of approximately $18 million, before deducting placement agent fees and other offering expenses. The securities offered by the Company consist of (i) Class A Units, at a price to the public of $2.35 per unit, consisting of one share of the Company’s common stock and a warrant to purchase one share of common stock, and (ii) Class B Units, at a price to the public of $1,000 per unit, consisting of one share of our Series 3 Convertible Preferred Stock, and each convertible into approximately 426 shares of common stock, and warrants exercisable for the number of shares of common stock into which the shares of Series 3 Convertible Preferred Stock are convertible. The warrants will have an exercise price of $3.50 (subject to adjustment to the exercise price and the number of warrant shares in the event of recapitalization events, stock dividends, stock splits, stock combinations, dilutive issuances, reclassifications, reorganizations or similar events), will be exercisable upon issuance and will expire five years from the date of issuance. The offering is expected to close on or about February 20, 2018, subject to customary closing conditions. Inpixon’s common stock is listed on the NASDAQ Capital Market under the symbol “INPX.” The net proceeds of the offering will be used for working capital and general corporate purposes, including research and development and sales and marketing, and to support a divesture of the Company’s infrastructure business segment.

Roth Capital Partners is acting as the sole placement agent for the offering on a “best efforts” basis. Maxim Group LLC is acting as a financial advisor in connection with the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on February 14, 2018. This offering is being made only by means of a preliminary prospectus previously filed with the SEC which is available on the SEC’s website located at http://www.sec.gov. A final prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a preliminary prospectus and final prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus and final prospectus relating to this offering may be obtained, when available, from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Inpixon

Inpixon (NASDAQ: INPX) is a leader in Indoor Positioning and Data Analytics. Inpixon sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high performance, data analytics platform this technology delivers visibility, security, and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions, and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on Indoor Positioning and Data Analytics, follow Inpixon on LinkedIn and @InpixonHQ on Twitter.

Cautionary Statement Regarding Forward Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the Company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

For More Information:

Inpixon
Investor Relations: CorProminence LLC
Scott Arnold, +1 516-222-2560
Managing Director
www.corprominence.com
or
Inpixon Media Contact:
PAN Communications
Hilary Katulak, +1 617-502-4347
hkatulak@pancomm.com